Exhibit 99.1

Calithera Biosciences Announces Key Management Changes

SOUTH SAN FRANCISCO, Calif., December 12, 2016 (GLOBE NEWSWIRE) — Calithera Biosciences, Inc. (Nasdaq: CALA), a clinical stage biotechnology company focused on the development of novel cancer therapeutics, announced that William D. Waddill has resigned as the company’s Senior Vice President and Chief Financial Officer due to his relocation outside Northern California. Mr. Waddill’s resignation will be effective on or about December 31, 2016 in order to facilitate a smooth transition.

“On behalf of everyone at Calithera, I thank Will for his numerous contributions to our company during his tenure, including most notably his management of our 2014 initial public offering. Will’s leadership has helped Calithera to build a clinical pipeline of novel cancer therapies targeting tumor and immune cell metabolism. We wish Will the very best in future endeavors,” said Susan Molineaux, PhD, President and Chief Executive Officer of Calithera.

The company also announced the recent promotions of Curtis Hecht to Senior Vice President, Business and Corporate Development, and Jennifer McNealey to Vice President, Investor Relations and Strategy. Mr. Hecht joined Calithera in April 2014, and has worked in the biopharmaceutical industry for over 20 years. Most recently he served as Vice President of Business Development at inVentiv Health. He also served as a partner of DNA Ink, and managed the Roche-Genentech joint development and operations committee. Ms. McNealey joined Calithera in February 2015. Before joining Calithera, Ms. McNealey served as an investor relations advisor to biotechnology companies. She also founded Laurient, an independent research firm, and prior to that she served as a biotech analyst and portfolio manager.

“These promotions reflect the leadership role these key individuals have played in developing Calithera Biosciences into a fully integrated biotechnology company,” said Susan Molineaux.

Following Mr. Waddill’s departure, Susan Molineaux will become the company’s Principal Financial Officer and assume Mr. Waddill’s administrative responsibilities, and Stephanie Wong, the company’s Vice President Finance since April 2014, will become the company’s Principal Accounting Officer. “With these changes and the increased responsibilities that Jennifer will be taking on in managing investor relations and that Curtis will be taking on in corporate development, the company is well positioned to move forward with a strong leadership team,” said Susan Molineaux.

About Calithera Biosciences

Calithera Biosciences, Inc. is a clinical-stage pharmaceutical company focused on discovering and developing novel small molecule drugs directed against tumor metabolism and tumor immunology targets for the treatment of cancer. Calithera’s lead product candidate, CB-839, is a potent, selective, reversible and orally bioavailable inhibitor of glutaminase. CB-839 takes advantage of the pronounced dependency many cancers have on the nutrient glutamine for growth and survival. It is currently being evaluated in Phase 1/2 clinical trials in combination with standard of care agents. CB-1158 is a first-in-class immuno-oncology metabolic checkpoint inhibitor targeting arginase, a critical immunosuppressive enzyme responsible for

T-cell suppression by myeloid-derived suppressor cells. Arginase depletes arginine, a nutrient that is critical for the activation, growth and survival of the body’s cancer-fighting immune cells, known as cytotoxic T-cells. CB-1158 is currently in a Phase I clinical trial. Calithera is headquartered in South San Francisco, California. For more information about Calithera, please visit www.calithera.com.

Forward Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “expect,” “anticipate,” “estimate,” “intend,” “poised” and similar expressions (as well as other words or expressions referencing future events, conditions, or circumstances) are intended to identify forward-looking statements. These statements include those related to the Company’s clinical pipeline of novel cancer therapies. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. The potential product candidates that Calithera develops may not progress through clinical development or receive required regulatory approvals within expected timelines or at all. In addition, clinical trials may not confirm any safety, potency or other product characteristics described or assumed in this press release. Such product candidates may not be beneficial to patients or successfully commercialized. The failure to meet expectations with respect to any of the foregoing matters may have a negative effect on Calithera’s stock price. Additional information concerning these and other risk factors affecting Calithera’s business can be found in Calithera’s most recent Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission, and other periodic filings with the Securities and Exchange Commission at www.sec.gov. These forward-looking statements are not guarantees of future performance and speak only as of the date hereof, and, except as required by law, Calithera disclaims any obligation to update these forward-looking statements to reflect future events or circumstances.

SOURCE: Calithera Biosciences, Incorporated

CONTACT:

Jennifer McNealey

ir@Calithera.com

650-870-1071